EXHIBIT 3.1

ARTICLE VI

SHARES OF STOCK AND THEIR TRANSFER

SECTION 1.        SHARES OF STOCK.  The shares of capital stock of the corporation may be certificated or uncertificated as determined by the Board of Directors.  Any certificates representing shares of capital stock shall be in such form as may be determined by the Board of Directors.  Such certificates shall be signed (manually or by facsimile) by the President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation.  The name of the person to whom shares are issued, and the number of shares and date of issue, shall be entered on the books of the corporation.

SECTION 2.       TRANSFERS OF SHARES.  Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-laws.  Transfers of stock shall be made on the books of the corporation and (i) in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer (and, if requested, accompanied by evidence of succession, assignment or authority to transfer) and payment of all necessary transfer taxes or (ii) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing (and, if requested, accompanied by evidence of succession, assignment or authority to transfer) and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

With respect to certificated shares of stock, certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued or evidence of the issuance of uncertificated shares shall be made until the former certificate for the like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a certificate may be issued or evidence of the issuance of uncertificated shares may be made upon such terms and indemnity to the corporation and/or the transfer agent as deemed necessary or appropriate by the corporation.